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                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1999, with respect to the financial statements of Advanced Communication Resources, Inc., included in the registration statement and related prospectus of USinternetworking, Inc. dated December 21, 1999.


                                              /s/ Mahoney Cohen & Company,
CPA, P.C.


New York, New York
December 21, 1999